Exhibit 10.10
LEASE AGREEMENT
LIBERTY PROPERTY LIMITED PARTNERSHIP
Landlord
AND
SOURCEFIRE, INC.
Tenant
AT
9770 Patuxent Woods Drive
Columbia, MD 21046

LEASE AGREEMENT

i

     THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) and Sourcefire, Inc., a Corporation organized under the laws of Delaware (“Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.
  1. Basic Lease Terms and Definitions Premises: The entire building as shown on Exhibit “A”.
     (b) Building: Approximate rentable square feet: 35,520 (to be confirmed in accordance with Section 2 hereof). Address: 9770 Patuxent Woods Drive, Columbia, MD 21046
     (c) Term: 36 months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term).
     (d) Commencement Date: June 1, 2005, subject to Section 4, or the date Tenant takes possession of the Premises, if earlier
     (e) Expiration Date: May 31, 2008, subject to Section 5.
     (f) Minimum Annual Rent: $11.90 per rentable square feet in the Premises (subject to 3% annual increases), payable in monthly installments as follows:

Lease Year	Annual	Monthly

6/1/05-5/31/06	$422,688.00	$35,224.00
6/1/06-5/31/07	$435,368.64	$36,280.72
6/1/07-5/31/08	$448,429.68	$37,369.14
     (g) Annual Operating Expenses: $129,292.80 (based on $3.64 per rentable square feet in the Premises), payable in monthly installments of $10,774,40, subject to adjustment as provided in this Lease.
     (h) Tenant’s Share: 100.00% (also see Definitions)
     (i) Use: General office and computer lab
     (j) Security Deposit: $45,998.40
     (k) Addresses For Notices:

Landlord:	Liberty Property Limited Partnership	Tenant:	Before the Commencement Date:
	5950 Symphony Woods Road, Suite 210		Sourcefire, Inc.
	Columbia, MD 21044		9212 Berger Road, Suite 200
	Attn: Vice President/City Manager		Columbia, MD 21046

On or after the Commencement Date: Premises
(l)	Guarantor: None

(m)	Additional Defined Terms: See Rider 1 for the definitions of other capitalized terms.

(n)	Contents: The following are attached to and made a part of this Lease:

Rider 1 — Additional Definitions	Exhibits:	“A” — Plan showing Premises
“B” — Building Rules
“C” — Estoppel Certificate Form
“D” — Additional Space
“E” — Furniture & Furnishings and Construction

2. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas, Tenant accepts the Premises, Building and Common Areas “AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Prior to the Commencement Date, Landlord shall confirm in writing the exact number of square feet of rentable area included in the Premises, which shall be measured in accordance with the American National Standards Institute, Inc./Building Owners and Managers Association standard method of measuring floor area, ANSI/BOMA Z65.1-1996 for single office tenants (“BOMA”),
3. Use. Tenant shall occupy and use the Premises only for the Use specified in Section 1 above and for any other purpose approved by Landlord, which approval may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times.
4. Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay). Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord’s reasonable control.
5. Rent.
     (a) Tenant agrees to pay to Landlord, without demand, deduction or offset (except as otherwise expressly provided herein), Minimum Annual Rent and Annual Operating Expenses for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, at Landlord’s address designated in Section 1 above unless Landlord designates otherwise in writing; provided that Monthly Rent for the first full month shall be paid at the signing of this Lease. If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to 5% of any Rent not paid within 5 business days after the date due, In addition, any Rent, including such charge, not paid within 5 business days after the due date will bear interest at the Interest Rate from the date due to the date paid. If any taxes, special assessments, fees or other charges are imposed against Landlord by any authority with respect to the Rent, Tenant will pay these amounts to Landlord when due. Notwithstanding the foregoing provisions of this Section 5 to the contrary, Landlord shall waive such late fee and default interest the first (lst) time in any twelve (12) month period that Tenant fails to make a payment as aforesaid.
     (b) In the event Tenant institutes an independent action against Landlord and is awarded a money judgment, and provided that such judgment is either affirmed on appeal by the highest court for which an appeal thereof may be filed or the time for filing such an appeal has expired, then in such event, and only in such event, if Landlord fails to pay such judgment within thirty (30) days after the same is entered into, Tenant may deduct the amount of such money judgment from the next monthly installment or installments of Monthly Rent due hereunder.
6. Operating Expenses.
     (a) The amount of the Annual Operating Expenses set forth in Section l(g) above represents Tenant’s Share of the estimated Operating Expenses for the calendar year in which the Term commences. At the beginning of the first calendar year after the Commencement Date and at the beginning of each calendar year thereafter during the Term, Landlord shall submit a statement setting forth the estimated Operating Expenses for such calendar year. Landlord may adjust such amount from time to time, in its reasonable discretion, if the estimated Annual Operating Expenses increase or decrease; Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses. By March 31st of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses for the preceding calendar year or part thereof. Within 30 days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied. If the Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant’s liabilities pursuant to this Section for such calendar year shall be apportioned by multiplying the respective amount of Tenant’s Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).
     (b) For a period of ninety (90) days after Tenant’s receipt of a statement of Operating Expenses for a calendar year, Tenant, or an independent, certified public accountant who is hired by Tenant on a noncontingent fee basis, shall have the right, after giving at least ten (10) days’ advance written notice to Landlord, to inspect and complete an audit of Landlord’s books and records relating to Operating Expenses. Tenant shall keep the results of any such audit confidential. If such audit shows that the amounts paid by Tenant to Landlord on account of Operating Expenses exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payment of rent due hereunder, or, in the case of an audit for the calendar year in which the Term expires, Landlord shall pay Tenant the amount of such excess within thirty (30) days after written request therefor. All costs and expenses of any such audit shall be paid by Tenant.
7. Utilities; Services; Building Security System.
     (a) Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to the Premises. Except to the extent Landlord elects to provide any such services and invoice Tenant for the cost or include the cost in Operating Expenses, Tenant shall obtain service in its own name and timely pay all charges directly to the provider. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises, with reasonable advance written notice to Tenant. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
     (b) Notwithstanding the provisions of Section 7(a) above to the contrary, if (i) any of the foregoing services are interrupted for a period of more than five (5) consecutive days as a result of Landlord’s (or its agents’ or employees’) negligence or willful misconduct, (ii) Landlord has not commenced or is not diligently pursuing curing such interruption, and (iii) such interruption renders all or a substantial portion of the Premises untenantable by Tenant, then, Tenant shall be entitled to a pro rata abatement of rent beginning on the sixth (6th) consecutive day that the Premises are untenantable and continuing until the use of the Premises is restored to Tenant.
     (c) Tenant shall have access to the Building twenty-four (24) hours per day each day of the year. Tenant shall have the right, at its sole cost and expense, to install a controlled access system in the Building. Such access system shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. At Landlord’s sole discretion, Tenant shall be obligated to remove the access system and restore or replace all parts of the building impacted by such system’s installation, Tenant shall provide Landlord with a master access key so that Landlord shall have access to the Premises at all times to the extent permitted by the terms of this Lease.
8. Insurance; Waivers; Indemnification.
     (a) Landlord shall maintain insurance against loss or damage to the Building or the Property with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.
     (b) Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than combined single limits of $2,000,000 per occurrence and $5,000,000 in the aggregate for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder. Any general aggregate limit shall apply on a “per location” basis. The policy shall name Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear and at Landlord’s request, any Mortgagee(s), as additional insureds with respect to the Premises, shall be written on an “occurrence” basis and not on a “claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced without at least 30 days prior notice to Landlord. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 30 days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.
     (c) Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d) below. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.
     (d) Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any negligent act or omission of Tenant or its Agents, whether prior to, during or after the Term, Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.
     (e) Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Tenant or its Agents, Landlord will protect, indemnify and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Property occasioned wholly or in part by the negligence of Landlord or its Agents. Landlord’s obligations pursuant to this Section shall survive the expiration or termination of this lease.
9. Maintenance and Repairs.
     (a) Landlord shall Maintain the: (i) Building footings, foundations, structural steel columns and girders at Landlord’s sole expense; (ii) Building roof and exterior walls; (iii) Building Systems; and (iv) Common Areas. Except as otherwise provided herein, costs incurred by Landlord under the foregoing subsections (ii), (iii) and (iv) will be included in Operating Expenses, provided that to the extent any heating, ventilation and air conditioning system, or other Building System, equipment or fixture exclusively serves the Premises, Landlord may elect either to Maintain the same at Tenant’s sole expense and bill Tenant directly or by notice to Tenant require Tenant to Maintain the same at Tenant’s expense. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition.
     (b) Except as provided in subsection (a) above, Tenant at its sole expense shall Maintain the Premises and all fixtures and equipment in the Premises. All repairs and replacements by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises, Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any negligent act or willful misconduct of Tenant or its Agents shall be made by Landlord or Tenant as set forth above, but at the sole expense of Tenant.
10. Compliance.
     (a) Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to the Premises or Tenant’s use or occupancy. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises, Neither Tenant nor its Agents shall use the Premises in any manner that under any applicable Law would require Landlord to make any Alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises.
     (b) Tenant will comply, and will cause its Agents to comply, with the Building Rules.
     (c) Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form reasonably satisfactory to Landlord, If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within 30 days after being billed.
     (d) Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical used or stored at the Property by Tenant or Tenant’s Agents; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, reasonable attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.
     (e) Landlord shall comply with all applicable Laws to the extent same applies to any portion of the Building and the Common Areas which Landlord is required by this Lease to maintain.
11. Signs. Tenant shall not place any signs on the Property without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Notwithstanding the foregoing, subject to the terms and conditions of this Section 11, Tenant shall have the sole and exclusive right to install one (1) sign approved by Landlord identifying Tenant on the exterior of the Building, provided Tenant shall obtain all necessary permits and approvals. The sign approved by Landlord shall be installed by Tenant at Tenant’s sole cost and expense and shall be removed by Tenant at Tenant’s sole cost and expense prior to the expiration or earlier termination of the Term. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant’s signs.
12. Alterations. Except for cosmetic Alterations (such as painting, wall covering and floor covering) that (i) are not visible from the exterior of the Premises, (ii) do not affect the structure of the Building or any Building System, (iii) do not require penetrations into the floor, ceiling or walls, and (iv) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than 10 days prior to commencing any Alteration. Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor, which approval shall not be unreasonably withheld, conditioned or delayed, (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (iv) Tenant shall pay Landlord all reasonable out-of-pocket costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord reasonably deems necessary. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alteration. At Tenant’s request prior to Tenant making any Alterations,

Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not adversely affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant.
13. Mechanics’ Liens. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within 15 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.
14. Landlord’s Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry.
15. Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by the negligence or willful misconduct of Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within 10 days after Landlord’s notice, If a casualty occurs during the last 12 months of the Term, Landlord may terminate this Lease unless Tenant has the right to extend the Term for at least 2 more years and does so within 30 days after the date of the casualty. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as a result of the casualty.
16. Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s and Tenant’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s and Tenant’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits and the value of any furniture, furnishings, equipment and fixtures installed in the Premises at Tenant’s expense to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate.
17. Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.
18. Assignment and Subletting.
     (a) Except as provided in Section (b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the business, business reputation or creditworthiness of the proposed transferee is unacceptable to Landlord in Landlord’s reasonable judgment, or (ii) an Event of Default exists under this Lease. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

     (b) Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) Tenant provides Landlord notice of the Transfer at least 15 days prior to the effective date, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (ii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease.
     (c) The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer of less than all of the Premises (other than to an Affiliate), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, fifty percent (50%) of the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred.
     (d) If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least 15 days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested. Any net profits from any Transfer, other than a Transfer to an Affiliate or an assignment in connection with the sale of Tenant’s business, shall be shared equally between Landlord and Tenant.
19. Subordination; Mortgagee’s Rights.
     (a) Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as no Event of Default exists under this Lease. This clause shall be self-operative, but within 10 business days after written request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease. Landlord hereby represents and warrants that there is no Mortgagee as of the date of this Lease. Upon written request, Landlord shall use commercially reasonable efforts to obtain from any future Mortgagee a non-disturbance agreement in form and substance reasonably acceptable to Tenant.
     (b) No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.
     (c) The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.
20. Tenant’s Certificate; Financial Information. Within 10 business days after Landlord’s written request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached Exhibit “C” (or other form reasonably requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information.

21. Surrender.
     (a) On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall not be required to remove its wiring and cabling unless Tenant cuts or damages such wiring and cabling, in which case Tenant shall be required to remove such wiring and cabling prior to the expiration or termination of this Lease. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition, Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.
     (b) If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at will. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be one hundred fifty percent (150%) of the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.
22. Defaults — Remedies.
     (a) It shall be an Event of Default:
     (i) If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(c) below, Tenant fails to cure such default on or before the date that is 5 days after Landlord gives Tenant written notice of default;
     (ii) If Tenant enters into or permits any Transfer in violation of Section 18 above;
     (iii) If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(c) below, Tenant fails to cure the default on or before the date that is 20 days after Landlord gives Tenant written notice of default; provided, however, if the default cannot reasonably be cured within 20 days following Landlord’s giving of written notice, Tenant shall be afforded additional reasonable time (not to exceed 75 days following Landlord’s notice) to cure the default if Tenant begins to cure the default within 20 days following Landlord’s written notice and continues diligently in good faith to completely cure the default; or
     (iv) If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 90 consecutive days.
     (b) If an Event of Default occurs, Landlord shall have the following rights and remedies:
     (i) Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or reasonable, out-of-pocket costs incurred by Landlord (together with an administrative fee of 15% thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

     (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all reasonable costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may include concessions or free rent and alterations to the Premises) as Landlord may determine, in its sole discretion, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting and Landlord shall not be required to re-let the Premises in preference to other space that it may have vacant;
     (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable (such accelerated Rent amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term); and
     (iv) To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.
     (c) Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a) above more than twice in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights under Section 22(b) if Tenant fails to comply with the provisions of Sections 13, 18 or 27 or in an emergency.
     (d) No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.
     (e) If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.
     (f) Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.
23. Tenant’s Authority. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.
24. Liability of Landlord. The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of any claim by Tenant against Landlord.
25. Miscellaneous.
     (a) The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.
     (b) This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant,
     (c) Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.
     (d) If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.
     (e) This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.
     (f) Tenant shall not record this Lease or any memorandum without Landlord’s prior consent,
     (g) Landlord covenants that it has the right to enter into this Lease, and the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord,
     (h) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable for consequential damages under this Lease, except in the event of a holdover by Tenant as set forth in Section 21 (b).
26. Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by written notice to the other) with a copy to any Mortgagee or other party designated by Landlord in writing. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord.
27. Security Deposit. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any loss or damage it may suffer by reason of an Event of Default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord, If no Event of Default then exists, the Security Deposit shall be returned to Tenant within 30 days after the Expiration Date and surrender of the Premises to Landlord.

28. Tenant Improvements.
     (a) Completion by Landlord, Prior to the Commencement Date, Landlord shall complete the Premises in accordance with the plans or the description of improvements attached as Exhibit “E” and the specifications attached as Exhibit “E”. All necessary construction shall be substantially completed ready for use and occupancy by Tenant on the Commencement Date, subject to extension for delays due to any cause beyond the reasonable control of Landlord or Landlord’s contractors or suppliers. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable laws and requirements of the governmental authorities having jurisdiction.
29. Furniture and Furnishings. The Premises shall be leased to Tenant including all furniture and furnishings listed on Exhibit “E” attached hereto (the “Furniture”), at no cost to Tenant for the first 36 months following the Commencement Date. All Furniture shall remain the property of the Landlord during the Term. Tenant shall be solely responsible for the cost of all repairs to the Furniture occasioned by any damage thereto during the Term.
30. Early Occupancy. Tenant and its authorized agents, employees and contractors shall at all reasonable times on or after March 1, 2005 and prior to the Commencement Date have the right, at Tenant’s own risk, expense and responsibility, to occupy the Premises, provided that in so doing Tenant shall not interfere with or delay the work to be performed by Landlord pursuant to Exhibit “E” hereof. If Tenant occupies the Premises prior to the Commencement Date, Tenant shall abide by the terms and conditions of this lease including payment of the Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, as if the term of this lease had already commenced, except that Tenant shall have no obligation to pay the Minimum Annual Rent or any portion thereof until the Commencement Date.
31. Intentionally Deleted.
32. Option to Terminate. Tenant shall have the right and option, exercisable by giving Landlord a minimum of six (6) months prior written notice thereof, to terminate this Lease at any time after the twenty fourth (24th) month of the Term and by paying Landlord Two hundred fifty thousand dollars ($250,000.00) payable within 60 days of the time of giving notice, Tenant shall pay all Rent under the lease and abide by all of the terms and conditions of this Lease through and including such early termination date and the effectiveness of such termination shall be conditioned upon Tenant’s curing any monetary defaults.
33. Right of First Offer. If and when any space in the building known as 9780 Patuxent Woods Drive (shown as “Additional Space” on Exhibit “D”) (the “Additional Space”) first becomes available for rental during the term of this lease and provided no Event of Default then exists, Tenant shall have the right of first offer to lease all of the Additional Space, subject to the following:
     (a) Landlord shall notify Tenant when the Additional Space first becomes available for rental by any party other than the tenant then in occupancy of the Additional Space, and the party having the Right of First Offer on the Additional Space has waived its right of offer. Tenant shall have seven (7) days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Additional Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Additional Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have 30 days following Landlord’s receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Additional Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for the Additional Space.
     (b) If Tenant does not notify Landlord within such 7 days of its interest in leasing the Additional Space or if Tenant does not execute such amendment or lease within such 30 days, if applicable, then this right of first offer to lease the Additional Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or part of the Additional Space to any other party at any time on any terms and conditions acceptable to Landlord.
     (c) This right of first offer to lease the Additional Space is a one-time right if and when the Additional Space first becomes available, is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party.

Landlord’s approval:	/s/ Lawrence D. Gildea

Senior Vice President, Regional Director
34. Satellite Dish Antenna. Provided that Tenant is not in default under this lease, Tenant shall have the right to install, maintain and repair a satellite dish antenna (the “Antenna”) on the Property under and subject to the following conditions:

     (a) Tenant shall comply with all Laws and Requirements and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any recorded covenants or restrictions applicable to the Property.
     (b) Tenant shall obtain Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, of the location of the Antenna on the Property and of the specifications for the Antenna. If Landlord approves installation of the Antenna on the roof of the Building, Tenant agrees to consult with Landlord’s roofing contractor prior to installation and strictly to comply with the roofing contractor’s recommendations and requirements. Tenant shall pay all reasonable, out-of-pocket costs incurred by Landlord in connection with the Antenna including without limitation all architectural, engineering, contractors’ and legal fees.
     (c) Tenant shall comply with the provisions of Sections 9(b)(i) through (iv) of this lease.
     (d) At least 3 business days prior to installation, Tenant shall notify Landlord of the date and time of the installation. Tenant shall install the Antenna only if Landlord is present with Tenant at the installation.
     (e) Tenant shall maintain the Antenna in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Antenna shall be performed at Tenant’s sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Property.
     (f) No later than the expiration or sooner termination of the Term, at Tenant’s sole expense, Tenant shall remove the Antenna and repair any resulting damage.
     (g) Tenant’s indemnification of Landlord pursuant to Section 8(d) of this Lease also applies to the Antenna and Tenant’s use of any portion of the Property therefor. Without limiting the foregoing, Tenant solely shall be responsible for any damages or injury caused by or in any way relating to the Antenna, including, but not limited to, damage or injury caused by reason of the Antenna collapsing or being blown from the roof or any other portion of the Property.
35. Hazardous Materials. Landlord hereby represents and warrants that, as of the date of Landlord’s execution of this Lease, the Property does not contain any Hazardous Materials. If the Property is contaminated with Hazardous Materials and such contamination was caused by Landlord or Landlord’s Agents and Landlord is required by any applicable Environmental Laws to remove and/or remediate such Hazardous Materials, then Landlord, at Landlord’s expense, shall remove and/or remediate such Hazardous Materials in a manner and within the time periods required by such Environmental Laws.

36. Parking. During the Term, Landlord agrees to make available to Tenant and its employees, at no additional cost to Tenant, parking on a surface parking lot adjacent to the Building in an amount equal to four (4) spaces for each one thousand (1,000) square feet of rentable area of the Premises.
37. Landlord Default; Self Help. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s notice. If Landlord fails to perform any of its obligations under this Lease and such failure materially interferes with Tenant’s use and enjoyment of the Premises, then, if such failure is not cured by Landlord within a reasonable period after Landlord is first given notice of such failure by Tenant, and Landlord is not working diligently to rectify the problem, Tenant may deliver written notice to Landlord stating that Tenant intends to cure such default. Prior to Tenant undertaking any action to cure or remedy such event or condition, Tenant shall first allow Landlord thirty (30) days following receipt by Landlord of such written notice to cure or remedy the event or condition specified in Tenant’s notice; provided, however, that if such event or condition cannot be cured within the thirty (30) day period, such period shall be extended for a reasonable additional time, so long as Landlord commences to cure such event or condition within the thirty (30) day period and proceeds diligently thereafter to effect such cure. If Landlord fails to cure or remedy such event or condition within such period, then Tenant may cure or remedy such event or condition and deliver an appropriately documented invoice to Landlord for the reasonable and actual out-of-pocket costs and expenses incurred by Tenant therefor. Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery by Tenant. Notwithstanding anything in this Section 37 to the contrary, Tenant’s right of self help provided herein shall only apply to Landlord’s obligations within the Premises.
     Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By: Liberty Property Trust, Sole General Partner

Date signed:	By:	/s/ Lawrence D. Gildea

1/28/05		Name: Lawrence D. Gildea
Title: Senior Vice President & Regional Director

Date signed:	Tenant:

SOURCEFIRE, INC.

Attest:

/s/ Nick Margarites	By:	/s/ Todd P. Headley

Name: Nick Margarites		Name: Todd P. Headley
Title: Controller		Title: Chief Financial Officer

Rider 1 to Lease Agreement
(Multi-Tenant Industrial)
ADDITIONAL DEFINITIONS
“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.
“Affiliate” means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern.
“Agents” of a party means such party’s employees, agents, representatives, contractors, licensees or invitees.
“Alteration” means any addition, alteration or improvement to the Premises or Property, as the case may be.
“Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time.
“Building System” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security system serving the Building.
“Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, driveways, sidewalks, parking, loading and landscaped areas.
“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.
“Event of Default” means a default described in Section 22(a) of this Lease.
“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.
“Interest Rate” means interest at the rate of 1% per month.
“Land” means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building.
“Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.
“Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.
“Monthly Rent” means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant under this Lease.
“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.
“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

“Operating Expenses” means all costs, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the charges at standard retail rates for any utilities provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord’s cost to Maintain the Property, subject to the provisions of Section 9 of this Lease, (iv) the cost of trash collection, (v) all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements, (vii) a management and administrative fee not to exceed 5% of gross revenues payable to Landlord, and (viii) property management expenses including, but not limited to salaries of personnel, vehicle maintenance and fuel, uniforms, communication devices and similar expenses, which expenses are reflected on Landlord’s statement of Operating Expenses as a “tenant service charge.” The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building; (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease; (iii) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property; (iv) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above; (v) depreciation for capital improvements, provided that Operating Expenses shall include the cost of capital improvements made to comply with laws enacted after the date of this Lease and improvements made with the reasonable anticipation of reducing Operating Expenses, which costs will be amortized over their useful life with an amortization charge; (vi) the costs of special services and utilities separately charged to particular tenants of the Building; (vii) expenses for which Landlord received insurance proceeds; (viii) wages, salaries and other compensation paid to employees of Landlord or its managing agent above the level of senior property manager; (ix) attorneys’ fees and accounting fees, if such fees are incurred in connection with negotiations or disputes with tenants of the Building; (x) costs of administering the affairs of the ownership entity which are unrelated to the maintenance, management and ownership of the Building; (xi) reserves; (xii) charitable or political contributions; (xiii) rental payments for office space for management personnel; (xiv) tap fees and other one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building or leasehold improvements for any tenant; (xv) advertising and promotional expenses incurred in connection with the leasing of the Building; (xvi) costs for utilities or services provided to Tenant or to any other tenant of the Building for the above standard or after-hours service that are separately charged to Tenant or to such other tenant; (xvii) costs incurred by Landlord for the original construction and development of the Building; (xviii) the cost of tenant improvements, concessions and allowances provided to tenants of the Building, including the cost of preparing any space in the Building for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Building; (xix) rental payments made under any ground lease, except to the extent such rental payments represent payment of Real Estate Taxes; (xx) costs and expenses incurred by Landlord in connection with any insured damage, casualty or condemnation of all or a portion of the Building; and (xxi) sums paid by Landlord for any fines, late charges, penalties or interest for any late payment. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.
“Property” means the Land, the Building, the Common Areas, and all appurtenances to them.
“Rent” means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.
“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.
“Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.
‘Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant unless Tenant’s shares are traded on a nationally recognized stock exchange.

0 4 8 16 32

PATUXENT CROSSING BUSINESS PARK
9770 PATUXENT WOODS DRIVE

LIBERTY
PROPERTY TRUST

EXHIBIT “B”
BUILDING RULES
     1. Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.
     2. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.
     3. Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord’s prior written permission.
     4. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not remove, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, any shades, blinds or curtains in the Premises.
     5. Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises. If Tenant elects to paint all or any portion of the Premises any color other than white or off-white, Tenant, prior to the termination of the Lease, shall restore all or such portion(s) of the Premises to the painted or unpainted condition thereof as of the Commencement Date. If Tenant submits written notice to Landlord that Tenant intends to paint all or any portion of the Premises any color other man white or off-white, Landlord shall promptly notify Tenant whether Tenant will be required to restore the Premises to the condition as of the Commencement Date.
     6. Tenant shall not change any locks nor place additional locks upon any doors.
     7. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Premises.
     8. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.
     9. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.
     10. The use of rooms as sleeping quarters is strictly prohibited at all times.

B-1

     11. Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only Tenant’s Share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord’s prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.
     12. If Landlord designates the Building as a non-smoking building, Tenant and its Agents shall not smoke in the Building nor at the Building entrances and exits.
     13. If at Tenant’s request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord’s request, locked.
     14. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).
     15. Tenant shall comply with any move-in/move-out rules provided by Landlord.
     16. Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.
     17. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.
     18. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

B-2

EXHIBIT “C”
TENANT ESTOPPEL CERTIFICATE
     Please refer to the documents described in Schedule 1 hereto, (the “Lease Documents”) including the “Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Beneficiaries”) that as of the date hereof:
     1. The information set forth in attached Schedule 1 is true and correct.
     2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.
     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.
     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.
     5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.
     6. To Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.
     7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.
     8. No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.
     9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.
     10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.
     IN WITNESS WHEREOF, Tenant has executed this Certificate this ___ day of ___, 2___.

Name of Tenant

By:
Title:

C-1

SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE
Lease Documents, Lease Terms and Current Status
A.	Date of Lease:

B.	Parties:
1.	Landlord:

2.	Tenant:
C.	Premises:

D.	Modifications, Assignments, Supplements or Amendments to Lease:

E.	Commencement Date:

F.	Expiration of Current Term:

G.	Option Rights:

H.	Security Deposit Paid to Landlord: $

I.	Current Minimum Annual Rent: $

J.	Current Annual Operating Expenses: $

K.	Current Total Rent: $

L.	Square Feet Demised:

C-2

Exhibit “E”
1. Landlord shall paint the existing painted walls and door frames (excluding utility rooms and closets) and carpet the main atrium area of the building (with new carpet), which is currently tiled. All existing carpet and VCT throughout the premises will be scrubbed and steam cleaned.
2. Landlord will relocate and rebuild, at Landlord’s sole cost and expense, approximately 52 open office work stations currently housed at 9780 Patuxent Woods Drive, for use by Tenant during the Term (as the same may be extended) at no additional rent. The locations of the work stations shall be determined by Tenant. Tenant will have the option to relocate and use during the Term, at no additional rent, the additional furniture from 9780 Patuxent Woods Drive that is secured to the walls in that building at its sole expense.
3. For a 36 month period, Landlord shall provide at no cost to Tenant furniture for the executive area as follows:
-	8 executive desks

-	8 credenzas

-	2 round 48” conference tables

-	24 chairs selected from the auditorium area in 9780 Patuxent Woods Drive
The desks, credenzas and conference tables described above are more particularly described on Exhibit E-1 attached hereto.
4. Landlord shall install a high grade carpet over the brick flooring prior to lease commencement.
5. Building mechanical, electrical and plumbing systems, Bathrooms and fixtures, roof, plate glass, and doors will be in good working order prior to lease commencement.
6. Landlord to improve the exterior appearance of the building prior to lease commencement (i.e. Remove overgrown tree)
7. All useable data/telco wiring to remain along with patch panels and racks, if possible. Tenant acknowledges that Coca Cola Enterprises controls the wiring. The computer rooms shall remain intact “as-is” “where-is” if possible — again, Coca Cola Enterprises controls this. The generator shall remain, subject to approval by Coca Cola Enterprises, who installed this generator and is entitled to take it, Any damage incurred due to previous tenant’s vacating shall be repaired prior to lease commencement.
8. Burned out bulbs will be replaced prior to lease commencement.

C-3